EXHIBIT 10.3

SPARTAN STORES, INC.

1991 Stock Option Plan

(as amended October 11, 2000)

          1.          Establishment of Plan. Spartan Stores, Inc., a Michigan corporation ("Spartan"), proposes to grant to its corporate officers options to purchase shares of Spartan's Common Stock, no par value ("Common Stock"). The options will be granted pursuant to the plan set forth herein which shall be known as the SPARTAN STORES, INC. 1991 STOCK OPTION PLAN (the "Plan").

          2.          Purpose of Plan. The purpose of the Plan is to provide corporate officers of Spartan with an increased incentive to make significant and extraordinary contributions to the long-term performance and growth of Spartan, to join the interests of officers with the interests of Spartan shareholders through the opportunity for increased stock ownership, and to attract and retain officers of exceptional ability. It is intended that certain options to be granted under the Plan may not qualify and that certain options to be granted may qualify as "incentive stock options" as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and the terms of the Plan shall be interpreted in accordance with the intention stated in the option agreements. All incentive stock options granted under the Plan shall comply with the requirements of Section 422 of the Code and the applicable Code Regulations.

          3.          Shares Subject to Plan. A maximum of 668,000 shares of Common Stock (subject to adjustment in accordance with Paragraph 14 below) may be subject to the exercise of options granted under the Plan. Such shares shall be authorized and unissued shares. If an option is canceled, surrendered, modified, exchanged for a substitute option, or expires or terminates during the term of the Plan but prior to the exercise of the option in full, the shares subject to but not delivered under such option shall be available for options subsequently granted.

          4.          Administration by Committee. The Plan shall be administered by the Compensation Committee (the "Committee"), consisting of at least two members appointed by the Board of Directors. By appropriate resolution the Board of Directors may designate itself as the Committee. All Committee members shall be disinterested directors qualified to serve pursuant to Rule 16b-3 under Section 16 of the Securities Exchange Act of 1934. The Committee shall determine the persons to be granted options, the amount of stock to be optioned to each such person, and the terms of the options to be granted. Options shall be granted by the Committee and may be amended by the Committee consistent with the Plan, provided that no such amendment may become effective without the consent of the optionee except to the extent that such amendment operates solely to the benefit of the optionee. The Committee shall have full power and authority to interpret the provisions of the Plan and to supervise the administration of the Plan. The Committee shall hold its meetings at such times and places as it shall deem advisable. Action may be taken by a written instrument signed by all the members of the Committee, and any action so taken shall be fully as effective as if it had been taken at a meeting duly called and held. The Committee may designate one of its members to sign options on behalf of the Committee and may appoint a secretary to keep minutes of its meetings. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable. The members of the Committee shall be paid reasonable fees for their services.

          5.          Indemnification of Committee Members. Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by Spartan from and against any cost, liability or expense imposed or incurred in connection with such person's or the Committee's taking or failing to take any action under the Plan. Each such person shall be justified in relying on information furnished in connection with the Plan's administration by any appropriate person or persons.

          6.          Eligibility. Only corporate officers of Spartan shall be eligible to participate in the Plan. Corporate officers do not include directors or officers of subsidiary corporations.

          7.          Option Price. The per share option price established by the Committee shall be no less than the Trading Value. The term "Trading Value" means the average of the highest and lowest sales prices of the Common Stock reported on the Nasdaq National Market on the first date preceding the date of the option grant in which Shares of Common Stock were traded on the Nasdaq National Market. The date of grant of an option shall be the date as of which the option is authorized by the Committee.

          8.          Options Granted to Ten Percent Shareholders. No option granted to any person who at the time of such grant owns, taking into account attribution under Section 424(d) of the Code, more than ten percent (10%) of the total combined voting power of all classes of stock of Spartan or any of its subsidiaries may be designated as an incentive stock option, unless such option issued to such individual provides an exercise price equal to at least one hundred ten percent (110%) of the market value of the Common Stock, and the exercise of such option after the expiration of five years from the date of grant of the option is prohibited by its terms.

          9.          Limit of Grants. No participant shall be granted incentive stock options under this and all other stock option plans of Spartan and any parent or subsidiary corporations, nor shall delayed vesting provisions be accelerated, which would cause the aggregate fair market value (determined at the time of the grant) of the stock with respect to which the incentive stock options are exercisable for the first time by the participant during any calendar year to exceed $100,000. For stock options not designated as incentive stock options under the option agreements, there shall be no limit on the amount of stock options that may be granted to a participant in any calendar year.

          10.          Terms of Options; Limits on Exercisability. Options shall be evidenced by written agreements containing such terms and conditions, consistent with the provisions of this Plan, as the Committee shall from time to time determine. Options shall be exercisable for such periods as may be fixed by the Committee, not to exceed ten years from the grant thereof. At the time of the exercise of an option, the option holder, if requested by the Committee, must represent to Spartan that the shares are being acquired for investment and not with a view to the distribution thereof. The Committee may in its discretion require a participant to continue his or her service with Spartan and its subsidiaries for a certain length of time prior to all or portions of the option becoming exercisable, and may eliminate such delayed vesting provisions. The Committee may also vary, among the participants and among options granted to the same participant, any and all of the terms and conditions of options granted under the Plan.

          11.          Medium and Time of Payment. The exercise price for each share purchased pursuant to an option granted under the Plan shall be payable in cash or, if the Committee consents, in shares of Common Stock. The time and terms of payment may be amended with the consent of the participant before or after exercise of the option, but such amendment shall not reduce the option price. The Committee may from time to time authorize payment of all or a portion of the option price in the form of a promissory note or installments, with or without interest or security, according to such terms as the Committee may approve. The Board of Directors may restrict or suspend the power of the Committee to permit such loans and may require that adequate security be provided.

          12.          Transferability of Options. Options granted under this Plan may not be transferred except by will or the laws of descent and distribution. During the lifetime of the participant, options may be exercised only by that participant or by his or her guardian or legal representative.

          13.          Termination of Employment or Officer Status. If a participant is no longer employed by or an officer of Spartan or its subsidiaries for any reason, the participant may no longer exercise options granted under the Plan unless the terms of such options provide otherwise. For purposes of the Plan the following shall not be deemed a termination of employment or officer status: (a) a transfer of an employee from Spartan to any subsidiary of Spartan; (b) a leave of absence, duly authorized in writing by Spartan, for military service or for any other purpose approved by Spartan if the period of such leave does not exceed 90 days; and (c) a leave of absence in excess of 90 days, duly authorized in writing by Spartan, provided that the employee's right to reemployment is guaranteed either by statute or contract, and (d) a termination of employment as an officer with continued service as an employee of Spartan or its subsidiaries.

                    If a participant enters into competition with Spartan without Spartan's written consent, the participant shall have no further right to exercise any option previously granted. "Entering into competition" shall include any business association, other than ownership of publicly traded stock, with direct competitors of Spartan.

                    Nothing in the Plan or in any option shall interfere with or limit in any way the right of Spartan or its subsidiaries to terminate a participant's employment at any time, nor confer upon any participant any right to continue in the employ of Spartan or any of its subsidiaries.

          14.          Adjustments. If the number of shares of Common Stock outstanding changes by reason of a stock dividend, stock split, recapitalization, merger, reorganization, consolidation, combination or exchange of shares, the aggregate number and class of shares available under the Plan and subject to each option, together with the option prices, shall be appropriately adjusted. No fractional shares shall be issued pursuant to the Plan, and any fractional shares resulting from adjustments shall be eliminated from the respective options. If Spartan is acquired by another corporation, or is otherwise merged into or consolidated with another corporation, all outstanding options shall become immediately exercisable just prior to the effective date of the merger, combination, consolidation or other corporate event, unless the option agreement provides otherwise. If an option is an incentive stock option, the $100,000 limitation of Paragraph 9 shall not apply in the event of such acceleration, and any options in excess of the $100,000 vesting limitation that had been incentive stock options shall be non-qualified stock options.

          15.          Tax Withholding. Spartan shall make such provisions as it shall deem appropriate for the withholding of any taxes determined to be required to be withheld in connection with the grant or exercise of options under the Plan.

          16.          Registration of Shares. Each option shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of shares thereunder, such option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

          17.          Effective Date of Plan. The Plan shall take effect on November 1, 1991. Unless earlier terminated by the Board of Directors, the Plan shall terminate on October 31, 2001. No option shall be granted under the Plan after such date.

          18.          Termination and Amendment. The Board of Directors may terminate the Plan at any time, or may from time to time amend the Plan as it deems proper and in the best interests of Spartan, provided that no such amendment may (i) materially increase either the benefits to participants under the Plan or the number of shares that may be issued under the Plan, (ii) materially modify the eligibility requirements set forth in Paragraph 6, (iii) reduce the option price, except pursuant to adjustments under Paragraph 14, or (iv) impair any outstanding option without the consent of the participant, except according to the terms of the option.